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                                                                    Exhibit 10.1


                                    AGREEMENT

                  AGREEMENT, made and entered into as of April 19, 2002 ("the Execution Date") by and between PRIMEDIA Inc., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Charles G. McCurdy (the "Executive").


                              W I T N E S S E T H:
                              - - - - - - - - - -


                  WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

                  1. DEFINITIONS.

                  (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

                  (b) "Base Salary" shall mean the salary provided for in
Section 4 below or any increased salary granted to the Executive pursuant to
Section 4.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Cause" shall mean:

                  (i) the Executive is convicted of a felony involving moral turpitude or involving fraud against the Company; or

                  (ii) the Executive is guilty of willful gross neglect or
            willful gross misconduct, in carrying out his duties under this Agreement, including, without limitation, a non-appealable final determination by a court that he has committed sexual harassment, resulting, in either case, in material economic harm to the Company, unless the Executive reasonably believed in good faith that such act or nonact was in the best interests of the Company.

                  (e) "Change in Control" shall mean the occurrence of any one of the following events:

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                  (i) a transaction or series of related transactions whereby
            KRR Associates and/or its Affiliates ("KKR") (a) sells or otherwise disposes of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of securities of the Company representing 35% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors of the Company to any single person or group (within the meaning of Section 13(d) (3) of the 1934 Act, and the rules and regulations promulgated thereunder), other than to an Affiliate of KKR, and in connection with or following such disposition such single person or group obtains control of a majority of the seats (other than vacant seats) on the Board.

                  (ii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

                  (iii) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

                  (iv) the Company combines with another company and is the
            surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

                  (f) "Constructive Termination Without Cause" shall mean termination by the Executive of his employment at his initiative following the occurrence of any of the following events without his consent:

                  (i) a reduction in the Executive's initial Base Salary or
            target bonus opportunity or the termination or material reduction of any employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applicable to all executive officers of the Company);

                  (ii) the failure to elect or reelect the Executive to any of the positions described in Section 3 or the removal of him from any such position;

                  (iii) a material diminution in the Executive's duties and
            responsibilities as described in Section 3 or the assignment to the Executive of duties or responsibilities which are materially inconsistent with his duties and responsibilities as described in
            Section 3 or which materially impair the Executive's ability to function as the President of the Company;


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                  (iv) the relocation of the Company's principal office, or the
            Executive's own office location, as assigned to him by the Company, other than a relocation at the Executive's initiative, to a location more than 50 miles from New York, New York; or

                  (v) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 30 calendar days after a merger, consolidation, sale or similar transaction.

                  Following written notice from the Executive of any of the events described in (i) through (v) above, the Company shall have 30 calendar days in which to cure. If the Company fails to cure, the Executive's termination shall become effective on the 31st calendar day following the written notice.

                  (g) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement as determined by a medical doctor selected by the Company and the Executive. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

                  (h) "Effective Date" shall be January 1, 2002.

                  (i) "Execution Date" shall mean the date on which this Agreement is executed by both Parties.

                  (j) Not used.

                  (k) "Pro Rata" shall mean a fraction, the numerator of which is the number of days that the Executive was employed in the applicable performance period (a calendar year in the case of an annual bonus) and the denominator of which shall be the number of days in the applicable performance period.

                  (l) "Stock" shall mean the Common Stock of the Company.

                  (m) "Term of Employment" shall mean the period specified in
Section 2 below (including any extension as provided therein).

                  (n) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.


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                  2. TERM OF EMPLOYMENT.

                  The Term of Employment shall begin on the Effective Date, and shall extend until the fourth anniversary of the Effective Date, with automatic one-year renewals thereafter unless either Party notifies the other at least 6 months before the scheduled expiration date that the term is not to renew. Notwithstanding the foregoing, the Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 12.

                  3. POSITION, DUTIES AND RESPONSIBILITIES.

                  (a) Commencing on the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as the President of the Company and be responsible for the financial and operational management of the affairs of the Company, as determined by the Company's Chief Executive Officer. The Executive shall continue to serve as a member of the Board if elected by the shareholders. The Executive, in carrying out his duties under this Agreement, shall report to the Chief Executive Officer. During the term of this Agreement, the Executive shall devote substantially all of his business time and attention to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote its interests.

                  (b) Nothing herein shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations with the concurrence of the Board (which approval shall not be unreasonably withheld), (ii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities set forth in this Section 3 (b) do not conflict or materially interfere with the effective discharge of his duties and responsibilities under Section 3 (a).

                  4. BASE SALARY.

                  The Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $700,000. The Base Salary shall be reviewed annually for increase in the discretion of the Board.

                  5. ANNUAL INCENTIVE AWARD.

                  The Executive shall participate in the Company's Senior Executive Incentive Bonus Plan. During the Term of Employment, commencing in 2002, the Executive shall have a target bonus opportunity each year equal to 55% of the Executive's actually paid Base Salary for that year, payable in that amount if the performance goals established for the relevant year are met. The Executive may receive a greater or lesser amount (or nothing) as determined in accordance with agreed upon measures and benchmarks. In addition, the Executive may receive an additional bonus payment, in the Board's sole discretion, relating to the currently contemplated restructuring/reformation program. The parties agree that in subsequent periods bonus payments may be made, in the Board's sole discretion, for exceptional performance by the Executive.


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                  6. NOT USED.

                  7. EQUITY AWARDS.

                  (a) Intentionally left blank.

                  (b) Going Private Protection. The Executive's options on stock of the Company granted prior to 2002 will continue in the event of a Going Private Transaction. Prior to any such Transaction, the Company and the Executive shall negotiate, in good faith, definitive agreements governing the rights of the Executive following such event, it being the intention of the Parties to provide the Executive with a comparable equity opportunity to that contemplated at the time such stock options were granted. The agreements will specify, among other things, that the Executive will have the opportunity to sell his equity interests resulting from such stock options on a basis comparable to sales made by KKR, on behalf of itself and its fund investors, and will have terms governing registration rights, tag-along rights, anti-dilution rights and puts and calls between the holders of equity interests and the Company comparable to those held by KKR on behalf of itself and its fund investors. The agreement will also specify how the Executive will be able to avail himself of full liquidity in the case of death, disability and termination without Cause or Constructive Termination without Cause, so as to continue to effectuate the intent of Section 12 with respect to any such termination.

                  8. ADDITIONAL STOCK OPTION AWARDS.

                  The Executive may be eligible for stock option awards commencing with awards in 2002 in accordance with the Company's practices applicable to its senior-level executives at the sole discretion of the Board.

                  9. EMPLOYEE BENEFIT PROGRAMS.

                  During the Term of Employment, the Executive shall be entitled to participate in any employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, 401(k), medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. The Executive's participation shall be based on, and the calculation of all benefits shall be based on, the assumptions that the Executive has met all service-period or other requirements for such participation provided that no such assumptions shall be made as to a tax-qualified plan if such assumption would jeopardize the tax-qualified status of such plan.

                  10. SUPPLEMENTAL PENSION.

                  The Company has adopted a senior employee retirement plan in which the Executive is a participant for whose benefit contributions have been made and which is currently suspended. The Executive's participation therein shall continue at levels and on terms


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commensurate with his service with the Company and the benefits accorded others when and if such suspension is lifted.

                  11. REIMBURSEMENT OF BUSINESS AND OTHER EXPENSES; PERQUISITES; VACATIONS.

                  (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all reasonable business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy. The Company shall pay all reasonable financial consultant and legal fees and expenses incurred by the Executive in connection with the negotiation of the Executive's employment arrangements with the Company.

                  (b) During the Term of Employment, the Executive shall be entitled to tax preparation, financial counseling, first-class air travel and limousine services and in addition any other perquisites in effect from time to time for the Company's senior executives generally.

                  (c) The Executive shall be entitled to vacation in accordance with the Company's vacation policy for senior executives.

                  12. TERMINATION OF EMPLOYMENT.

                  (a) Termination Due to Death. In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

                  (i) Base Salary through the end of the month in which death occurs;

                  (ii) annual incentive award for the year in which the
            Executive's death occurs, based on the original target award performance for such year, payable in a single installment promptly after his death; and

                  (iii) all options on shares of the Company granted the
            Executive prior to 2002, whether or not then exercisable, shall become exercisable and shall remain exercisable until the end of their scheduled terms.

                  (b) Termination Due to Disability. In the event that the Executive's employment is terminated due to his Disability, he shall be entitled to the following benefits:

                  (i) disability benefits in accordance with the long-term
            disability program then in effect for senior executives of the Company;

                  (ii) Base Salary through the end of the month in which
            disability benefits commence;

                  (iii) annual incentive award for the year in which the
            Executive's termination occurs, based on the original target award for such year, payable in a single installment promptly after his termination; and


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                  (iv) all options on shares of the Company granted the
            Executive prior to 2002, whether or not then exercisable, shall become exercisable and shall remain exercisable until the end of their scheduled terms.

                  In no event shall a termination of the Executive's employment for Disability occur until the Party terminating his employment gives written notice to the other Party in accordance with Section 23 below. (c) Termination by the Company for Cause.

                  (i) A termination for Cause shall not take effect unless the provisions of this paragraph (i) are complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and
            (B) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Executive shall have ten calendar days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct or such cure is not possible, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 calendar days of such notice to the Executive, provided he requests such hearing within ten calendar days of the written notice from the Board of the intention to terminate him for Cause. If, within five calendar days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                  (ii) In the event the Company terminates the Executive's
            employment for Cause:

                       (A) he shall be entitled to Base Salary through the date
                  of the termination; and

                       (B) all options on shares of the Company granted the
                  Executive prior to 2002 which are not then exercisable shall be forfeited; any such options which are then exercisable shall remain exercisable until the earlier of the forty-fifth day after the date of termination or the originally scheduled expiration date of the options unless the Compensation Committee determines otherwise.

                  (d) Termination without Cause or Constructive Termination without Cause. In the event the Executive's employment is terminated by the Company without Cause, other than due to Disability or death, or in the event there is a Constructive Termination without Cause, the Executive shall be entitled to the following benefits:

                  (i) Base Salary through the date of termination;

                  (ii) Base Salary, at the annualized rate in effect on the date of termination, for a period of 24 months following such termination, provided that, at the Executive's option, the Company shall pay him the present value of such salary continuation payments in a


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            lump sum (using as the discount rate the Applicable Federal Rate specified under Section 1274 of the Internal Revenue Code of 1986, as amended (the "Code"), for short-term Treasury obligations as published by the Internal Revenue Service for the month in which such termination occurs);

                  (iii) a Pro Rata annual incentive award for the year in which termination occurs, based on his original target award for such year, payable when annual incentive awards are paid to other senior executives (or in a lump sum in accordance with the proviso in Section 12 (d) (ii));

                  (iv) an annual incentive award for a period of 24 months
            following the date of termination, based on his original target award for the year in which termination occurs and payable in 24 equal monthly installments over the 24-month period following such termination;

                  (v) All options on shares of the Company granted the Executive prior to 2002, whether or not then exercisable, shall become exercisable and shall remain exercisable until the end of their scheduled terms; and

                  (vi) the Executive shall be entitled to continued
            participation in all medical, dental, vision and hospitalization insurance coverage and in other employee benefit plans or programs in which he was participating on the date of his termination until the earlier of:

                       (A) 24 months following the date of termination and

                       (B) the date, or dates, he becomes eligible for coverage
                  and benefits under the plans and programs of a subsequent employer. The Executive shall promptly advise the Company of any such subsequent employment and the benefits he receives in connection therewith.

                  In the event the Company's plans do not permit continuation of Executive's participation following his termination, the Company shall provide the Executive with an amount which, after taxes, is sufficient for him to purchase equivalent benefits.

                  (e) Voluntary Termination. A termination of employment by the Executive on his own initiative, other than a termination due to death or Disability or a Constructive Termination without Cause or retirement following the end of the Term of Employment, shall have the same consequences as provided in Section 12 (c) (ii) for a termination for Cause. A voluntary termination under this Section 12 (e) shall be effective 30 calendar days after prior written notice is received by the Company, unless the Company elects to make it effective earlier.

                  (f) Non-renewal by the Company. In the event that the Company notifies the Executive pursuant to Section 2 of this Agreement that the Term of Employment shall not renew, the Executive shall be entitled to the same benefits as provided in Section 12 (d); provided, however that the period for which entitlements are provided shall be 12 months instead of 24 months in all subsections where provision of a 24 month period is specifically made.


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                  (g) Consequences of a Change in Control.

                  (i) Following a Change in Control, in the event of the
            Executive's termination of employment pursuant to Section 12 (d), the Executive shall be entitled to the benefits provided in Section 12 (d) above for the periods provided therein and paid in accordance therewith as well as to the benefits provided in Section 12 (g) (ii)

                  (ii) Upon a Change in Control, whether or not he remains
            employed, all amounts, rights and benefits to which the Executive is entitled at the Company but not yet vested, whether under this Agreement or otherwise, shall become fully vested, except for stock options granted in 2002 or thereafter which shall be governed by the option agreement covering such options. With respect to those stock options, vesting shall be in the sole discretion of the Board.

                  (iii) In the event that any amount or benefit (collectively, the "Covered Payments") paid or distributed to the Executive by the Company or any Affiliate incurs an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any similar tax that may hereafter be imposed ("Excise Tax"), the Company shall pay to Executive at the time specified below, the Tax Reimbursement Payment. The Tax Reimbursement Payment is defined as an amount which, after imposition of all income, employment and excise taxes thereon, is equal to the Excise Tax on the Covered Payments. The determination of whether Covered Payments are subject to Excise Tax and, if so, the amount of the Tax Reimbursement Payment to be paid to the Executive shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then Executive and the Company shall each select an accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. The portion of the Tax Reimbursement Payment attributable to a Covered Payment shall be paid to the Executive by the Company prior to the date that the corresponding Excise Tax payment is due to be paid by the Executive (through withholding or otherwise). The Executive covenants that he will use the Tax Reimbursement Payment under this subsection (iii) for the sole purpose of paying the Excise Tax.

                  (h) Other Termination Benefits. In the case of any of the foregoing terminations, the Executive or his estate shall also be entitled to:

                  (i) the balance of any incentive awards due for performance periods which have been completed, but which have not yet been paid provided that upon Termination for Cause or Voluntary Termination, no discretionary portion of any then unpaid incentive award shall be paid;

                  (ii) any expense reimbursements due the Executive; and


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                  (iii) other benefits, if any, in accordance with applicable plans and programs of the Company.

                  (i) No Mitigation; No Offset. In the event of any termination of employment under this Section 12, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

                  (j) Nature of Payments. Any amounts due under this Section 12 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                  13. CONFIDENTIALITY.

                  (a) The Executive agrees that he will not, at any time during the Term of Employment or thereafter, disclose or use any trade secret, proprietary or confidential information of the Company or any subsidiary or Affiliate of the Company, obtained during the course of his employment, except as required in the course of such employment or with the written permission of the Company or, as applicable, any subsidiary or Affiliate of the Company or as may be required by law, provided that, if the Executive receives legal process with regard to disclosure of such information, he shall promptly notify the Company and cooperate with the Company in seeking a protective order.

                  (b) The Executive agrees that at the time of the termination of his employment with the Company, whether at the instance of the Executive or the Company, and regardless of the reasons therefor, he will deliver to the Company, and not keep or deliver to anyone else, any and all notes, files, memoranda, papers and, in general, any and all physical matter containing information, including any and all documents significant to the conduct of the business of the Company or any subsidiary or Affiliate of the Company which are in his possession, except for any documents for which the Company or any subsidiary or Affiliate of the Company has given written consent to removal at the time of the termination of the Executive's employment and his personal rolodex, personal files, phone book and similar items.

                  (c) The Executive agrees that the Company's remedies at law would be inadequate in the event of a breach or threatened breach of this
Section 13; accordingly, the Company shall be entitled, in addition to its rights at law, to seek an injunction and other equitable relief without the need to post a bond.

                  14. RESOLUTION OF DISPUTES.

                  Any disputes arising under or in connection with this Agreement shall be resolved by third party mediation of the dispute and, failing that, by binding arbitration, to be held in New York, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall bear his or its own costs of the mediation, arbitration or litigation.


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                  15. INDEMNIFICATION.

                  (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any of its subsidiaries or affiliates or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                  (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 15 (a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                  (c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

                  16. ASSIGNABILITY; BINDING NATURE.

                  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Rights or obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as


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contained in this Agreement, either contractually or as a matter of law. The
Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

                  17. ENTIRE AGREEMENT.

                  This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

                  18. AMENDMENT OR WAIVER.

                  No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

                  19. SEVERABILITY.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

                  20. SURVIVORSHIP.

                  Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party without the written consent of the other Party. Upon the expiration of the term of the Agreement, the respective rights and obligations of the Parties shall survive such expiration to the extent necessary to carry out the intentions of the Parties as embodied in the rights (such as vested rights) and obligations of the Parties under this Agreement.

                  21. REFERENCES.

                  In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.


                                       12
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                  22. GOVERNING LAW.

                  This Agreement shall be governed in accordance with the laws of New York without reference to principles of conflict of laws.

                  23. NOTICES.

                  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) delivered by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

                  If to the Company:

                           PRIMEDIA Inc.
                           745 Fifth Avenue
                           New York, New York 10151

                  If to the Executive:

                           Charles G. McCurdy
                           c/o PRIMEDIA Inc.
                           745 Fifth Avenue
                           New York, New York 10151

                  24. HEADINGS.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  25.  COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts.

                  26.  NON-COMPETITION.

                  a. "Competing Business" shall mean a business whose primary business is one or more of the following: the publication and distribution of business magazines, consumer magazines, free publications or the operation of content websites, distance learning businesses or educational video businesses.

                  b. "Restricted Period" shall mean the last day of the period which is 180 days following the date of termination

                  c. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

                  (i) During the Term and the Restricted Period, if any, Executive will not directly or indirectly:

                  (A) engage in any business that is a Competing Business:

                  (B) enter the employ of, or render any services to, any person or entity (or any division of any person or entity) which is a Competing
Business:

                  (C) acquire a financial interest in, or otherwise become actively involved with or in, any Competing Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

                  (D) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its affiliates and its material customers, clients or suppliers.

                  (ii) Notwithstanding anything to the contrary in this
            Agreement, Executive may, directly or indirectly own, solely as an investment, securities of any person engaged in a Competing Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (I) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such person.

                  (iii) During the Term and the Restricted Period, if any,
            Executive will not, whether on Executive's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly:

                       (A) Hire any executive who was employed by the Company
                  as of the date of Executive's termination of employment with the Company or who left the employment of the Company coincident with, or within 180 days prior to or after, the termination of Executive's employment with the Company.

                       (B) The Company and the Executive agree that in the
                  event the Executive violates the provisions of this Section 26 following termination of employment, the Company's sole remedy shall be to cease payments being made under or recoup payments previously made under Sections 12 (d) (ii) or (iv) or 12 (g).

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                           PRIMEDIA Inc.



                                           By: _____________________________
                                               Thomas S. Rogers



                                               -----------------------------
                                               Charles G. McCurdy